Exhibit 99.1

China HGS Reports Second Quarter of Fiscal Year 2017 Results

HANZHONG, CHINA – May 12, 2017 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the second quarter of fiscal 2017 ended March 31, 2017 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the Quarter

•	Total revenues for the second quarter of fiscal 2017 were approximately $11.1 million, an increase of 62.2% from approximately $6.9 million in the same quarter of fiscal 2016.

•	Net income for the second quarter of fiscal 2017 totaled approximately $0.8 million, a decrease of approximately 36.7% from the net income of approximately $1.3 million in the same period of last year. The decreased profit margin in this quarter compared to the same quarter of last year was primarily due to lower margin residential properties, instead of higher margin commercial properties, sold during the second quarter of fiscal 2017

•	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the second quarter of fiscal 2017 were $0.02, compared to $0.03 for the same quarter last year.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as well as the Company's Quarterly Reports on Form 10-Q that have been filed since the date of such annual report, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

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Company contact:

Randy Xiong,

President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

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 CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	September 30,
	2017	2016
ASSETS
Current assets:
Cash	$2,290,389	$6,401,237
Restricted cash	1,100,447	1,493,537
Cost and earnings in excess of billings	12,340,490	11,891,230
Real estate property development completed	94,437,309	113,185,929
Real estate property under development	94,376,792	-
Other current assets	2,008,185	2,722,036
Total current assets	206,553,612	135,693,969
Property, plant and equipment, net	737,396	792,650
Real estate property development completed, net of current portion	1,605,777	1,657,055
Security deposits for land use right	7,694,430	7,940,137
Real estate property under development, net of current portion	153,223,559	207,384,015
Due from local government for real estate property development completed	2,830,600	2,920,990
Total Assets	$372,645,374	$356,388,816
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Other loans	11,872,385	6,125,753
Accounts payable	24,604,226	30,574,497
Other payables	5,057,405	5,200,807
Construction deposits	1,437,652	1,911,158
Billings in excess of cost and earnings	2,078,686	2,110,808
Customer deposits	16,662,127	16,790,208
Shareholder loan	3,175,644	2,709,523
Accrued expenses	2,873,536	3,205,099
Taxes payable	15,912,799	15,843,815
Total current liabilities	83,674,460	84,471,668
Deferred tax liabilities	4,949,824	5,107,887
Customer deposits, net of current portion	13,856,184	10,687,272
Other loans, less current portion	117,192,568	99,843,228
Construction deposits, net of current portion	1,276,989	1,329,820
Total liabilities	220,950,025	201,439,875
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 45,050,000 shares issued and outstanding March 31, 2017 and September 30, 2016	45,050	45,050
Additional paid-in capital	129,823,372	129,793,572
Statutory surplus	8,495,631	8,495,631
Retained earnings	22,246,398	20,661,184
Accumulated other comprehensive income	(8,915,102)	(4,046,496)
Total stockholders' equity	151,695,349	154,948,941

Total Liabilities and Stockholders' Equity	$372,645,374	$356,388,816

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016

Real estate sales	$11,113,794	$6,851,859	$20,011,648	$12,708,466
Less: Sales tax	(353,436)	(481,325)	(466,038)	(893,313)
Cost of real estate sales	(8,254,621)	(4,128,020)	(15,315,656)	(7,336,909)
Gross profit	2,505,737	2,242,514	4,229,954	4,478,244

Operating expenses
Selling and distribution expenses	131,851	126,026	278,085	216,179
General and administrative expenses	1,150,833	580,851	1,623,563	1,059,362
Total operating expenses	1,282,684	706,877	1,901,648	1,275,541

Operating income	1,223,053	1,535,637	2,328,306	3,202,703

Interest expense	(123,447)	(69,094)	(244,570)	(173,140)
Income before income taxes	1,099,606	1,466,543	2,083,736	3,029,563

Provision for income taxes	276,524	166,502	498,522	302,298
Net income	823,082	1,300,041	1,585,214	2,727,265

Other comprehensive income (loss)
Foreign currency translation adjustment	1,357,385	1,054,539	(4,868,606)	(2,284,578)

Comprehensive income (loss)	$2,180,467	$2,354,580	$(3,283,392)	$442,687

Basic and diluted income per common share
Basic and diluted	$0.02	$0.03	$0.04	$0.06

Weighted average common shares outstanding
Basic and diluted	45,050,000	45,050,000	45,050,000	45,050,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended March 31,
	2017	2016
Cash flows from operating activities
Net income	$1,585,214	$2,727,265
Adjustments to reconcile net income to net cash used in operating activities:
Deferred tax provision	-	154,618
Stock based compensation	29,800	29,800
Depreciation	30,837	39,909
Changes in assets and liabilities:

Advances to vendors	-	(22,979)
Cost and earnings in excess of billings	(820,187)	876,158
Real estate property development completed	15,301,222	4,416,727
Real estate property under development	(46,802,444)	(21,468,295)
Other current assets	631,894	(2,336,254)
Accounts payables	(5,042,313)	(13,409,544)
Other payables	17,601	714,978
Billings in excess of cost and earnings	33,317	(972,219)
Customer deposits	3,905,190	6,092,375
Construction deposits	(427,586)	(465,792)
Accrued expenses	(245,158)	(437,604)
Taxes payable	561,290	442,578
Net cash used in operating activities	(31,241,323)	(23,618,279)

Cash flow from financing activities
Restricted cash	348,127	(64,102)
Proceeds from shareholder loan	495,742	842,975
Repayment of shareholder loan	-	(357,298)
Repayment of bank loans	-	(4,640,228)
Proceeds from other loans	26,470,545	33,746,140
Repayment of other loans	-	(5,579,101)
Net cash provided by financing activities	27,314,414	23,948,386

Effect of changes of foreign exchange rate on cash	(183,939)	(18,343)
Net increase (decrease) in cash	(4,110,848)	311,764
Cash, beginning of period	6,401,237	1,333,919
Cash, end of period	$2,290,389	$1,645,683
Supplemental disclosures of cash flow information:
Interest paid	$2,781,494	$961,149
Income taxes paid	$355,975	$162,762

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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